Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-41961, No. 333-33576, No. 333-56950, No. 333-65748, No. 333-90156, No. 333-107637, No. 333-118095, No. 333-134948, No. 333-149976, No. 333-151262, and No. 333-170531 on Form S-8 of our report dated February 25, 2011, relating to the consolidated financial statements of AmSurg Corp. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of the amended provisions of Financial Accounting Standards Board Accounting Standards Codification Topic (ASC) 805, Business Combinations), and our reports also dated February 25, 2011, on the financial statement schedule and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of AmSurg Corp. for the year ended December 31, 2010.
/s/ DELOITTE & TOUCHE LLP
Nashville, Tennessee
February 25, 2011